New Issue Computational Materials

$486,500,000 (Approximate)

RALI Series 2005-QO3 Trust

Issuer

Residential Accredit Loans, Inc.

Depositor

Residential Funding Corporation

Master Servicer

Mortgage Asset-Backed Pass-Through Certificates,

Series 2005- QO3

October 12, 2005

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

Expected Timing:	Settlement Date:	On or about October [28], 2005
	First Payment Date:	November 25, 2005

Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

The information herein has been provided solely by Residential Funding Securities Corporation ("RFSC") based on information with respect to the mortgage loans provided by Residential Funding Corporation ("RFC") and its affiliates. RFSC is a wholly owned subsidiary of RFC.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuer or its affiliates.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting the Residential Funding Securities Corporation trading desk at (301) 664-6900.

This communication does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this communication is preliminary and is subject to completion or change.

The information in this communication supersedes information contained in any prior similar communication relating to these securities.

This communication is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFSC's judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFSC does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility. RFSC (or any of its affiliates) or their officers, directors, analysts or employees may have positions in securities, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such securities, commodities or derivative instruments. In addition, RFSC may make a market in the securities referred to herein.

Finally, RFSC has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFSC strongly urges you to seek advice from your counsel, accountant and tax advisor.

PRELIMINARY TERM SHEET DATED: October 12, 2005

RALI Series 2005-QO3
$486,500,000 (Approximate)

Subject to a variance

All Terms and Conditions are subject to change

Class Structure (1)
Class	Approximate Size(1)	Interest Type	Principal Type	Expected WAL (yrs)(2) to Call	Expected Principal Window (months)(2) to Call	Final Scheduled Distribution Date	Expected rating (S&P / Moody's)
Offered Classes
A-1 (4)	$272,250,000	Floating	Super Senior	3.98	1-124	Oct-2045	AAA/Aaa
A-2 (4)	113,437,000	Floating	Super Senior	3.98	1-124	Oct-2045	AAA/Aaa
A-3 (4)	68,062,900	Floating	Senior Support	3.98	1-124	Oct-2045	AAA/Aaa
X (5), (6)	500,000,000	Variable	Component	N/A	N/A	Oct-2045	AAA/Aaa
M-1 (4)	16,750,000	Floating	Mezzanine	7.00	1-124	Oct-2045	AA/Aa2
M-2 (4)	10,000,000	Floating	Mezzanine	7.00	1-124	Oct-2045	A/A2
M-3 (4)	6,000,000	Floating	Mezzanine	7.00	1-124	Oct-2045	BBB+/Baa1
R	100				1-124	Oct-2045	AAA/Aaa
Total Offered	486,500,000
Non-Offered Classes (3)
B-1 (4)	5,250,000	Floating	Subordinate	7.00	1-124	Oct-2045	tbd
B-2 (4)	5,000,000	Floating	Subordinate	7.00	1-124	Oct-2045	tbd
B-3 (4)	3,250,000	Floating	Subordinate	7.00	1-124	Oct-2045	tbd
Total Non-Offered	13,500,000
Total	$500,000,000

(1) The Structure is preliminary and subject to change.
(2) The pricing speed assumption is remaining constant at 20 CPR.
(3) The information presented for the Non-offered Certificates is provided solely to assist your understanding of the Offered Certificates.

(4) The pass-through rates on the Class A Certificates and the Class M Certificates will be a floating rate equal to the lesser of (i) One-Month LIBOR plus their respective margins (ii) the Net Mortgage Interest Rate (equal to the weighted average Net Rate of the Mortgage Loans) for their respective accrual periods and (iii) 10.50% per annum. The pass-through rates on the Class B Certificates will be a floating rate equal to the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the Net Mortgage Interest Rate (equal to the weighted average Net Rate of the Mortgage Loans) for their respective accrual periods. The Class A Certificates will also be entitled to receive certain cap payments as described under the Cap Contract section below. On the second payment date after the first possible Optional Termination Date, the margin on the Class A Certificates will double and the margin on the Class M Certificates and the Class B Certificates will increase by a factor of 1.5.

(5) The Class X Certificates will be comprised of two components: an interest-only component that will bear interest based on a notional balance which will be equal to the aggregate principal balances of the Class A, Class M and Class B Certificates, and a principal and interest component with a principal balance (initially, zero) that will increase depending on the amount of deferred interest allocated to the Class X Certificates. Holders may not transfer the components separately.

(6) The pass-through rate for the Class X Certificates will be a variable rate equal to the Net Mortgage Interest Rate less the weighted average pass-through rate for the Class A, Class M and Class B Certificates. Interest payable on the Class X Certificates will be reduced to the extent necessary to cover Carryover Shortfall Amounts on the Class A Certificates.

Transaction Overview

Certificates:
  The Class A-1, Class A-2 and Class A-3 (collectively, the "Class A Certificates"), the Class X Certificates, or the "Interest Only Certificates", and together with the Class A Certificates, the "Senior Certificates," the Class M Certificates (the "Mezzanine Certificates" and together with the Senior Certificates, the "Offered Certificates") and the Class B Certificates (the "Subordinate Certificates" or the "Non-Offered Certificates." Collectively, the Senior Certificates, the Mezzanine Certificates and the Subordinate Certificates are referred to herein as the "Certificates."

Pricing Speed:	20% CPR

Depositor:	Residential Accredit Loans, Inc.

Master Servicer:	Residential Funding Corporation

Trustee:	Deutsche Bank National Trust Company

Cut-off Date:	October 1, 2005

Closing Date:	October 28, 2005

Legal Structure:	REMIC

Optional Call:	10% Cleanup Call

Distribution Dates:	25th of each month, or next business day, commencing November 25, 2005

Accrued Interest	The price to be paid by investors in the Certificates will not include accrued interest.

Interest Accrual Period:
  The interest accrual period for the Certificates will be the period commencing on the prior Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding that distribution date (on an actual /360 basis).

Registration	The Offered Certificates will be made available in book-entry form through DTC.

Federal Tax Treatment:	It is anticipated that a portion of the Senior Certificates, the Class M Certificates and the Class B Certificates will be treated as REMIC regular interests for federal tax income purposes.

ERISA:

  The Offered Certificates are expected to be ERISA eligible. Prospective investors should review with legal advisors as to whether the purchase and holding of the Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the code or other similar laws.

Legal Investment:
  The Senior Certificates and the Class M-1 Certificates are expected to be "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). None of the other offered certificates are expected to be "mortgage related securities" under SMMEA.

Transaction Overview (Cont.)

Collateral:
  The Mortgage Loans will consist of 30 and 40 year adjustable rate loans with an expected aggregate principal balance $500,000,000, subject to a 5% variance. The Mortgage Loans will be secured by first liens on one- to four-family residential properties. The mortgage rates for the Mortgage Loans are generally fixed for an initial period of one to three months after origination. All of the Mortgage Loans are payment option adjustable rate mortgage loans with a negative amortization feature and rates that adjust monthly and scheduled payments that adjust annually. At the end of the initial fixed-rate period the mortgage rate on each Mortgage Loan will adjust based on an index plus the related margin. The "Mortgage Index" for the Mortgage Loans is the twelve-month average monthly yield on U.S. Treasury Securities adjusted to a constant maturity of one-year, as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H-15)" (1-year MTA").

Credit Enhancement:	Credit Enhancement for the Certificates will be provided by a senior/subordinate shifting interest structure. Subordination is expected to be [9.25]% with respect to the Senior Certificates.

Advances:
  The Master Servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the Master Servicer believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Compensating Interest:	On each Distribution Date, the Master Servicer is required to cover certain interest shortfalls as a result of certain prepayments as more fully described in the prospectus supplement.

Cashflow Description:
  Distributions on the Certificates will be made on the 25th day of each month (or next business day). The payments to the Certificates, to the extent of the available funds, will be made according to the following priority:

  Payments of interest, pro rata, to the Senior Certificates.

  Payments of principal pro rata to the Class A Certificates based on their aggregate outstanding principal balance, until reduced to zero.

  Payments of principal to the Class X Component (as defined below) until its component principal balance is reduced to zero.

  Payment of any Carryover Shortfall Amounts to the Class A Certificates to the extent of available funds as described under "Carryover Shortfall Amounts," below.

  Payments of interest and then principal, sequentially, to the Class M Certificates until reduced to zero.

  Payments of interest and then principal, sequentially to the Class B Certificates until reduced to zero.

Transaction Overview (Cont.)

Carryover Shortfall Amounts:
  The Class A Certificates will be entitled to the payment of an amount equal to the sum of (i) the excess, if any, of (a) interest accrued at the pass-through rate for such Class (without giving effect to the Net Mortgage Interest Rate) over (b) the amount of interest actually accrued on such Class and (ii) the unpaid portion of any such excess from previous Distribution Dates (and any interest thereon at the pass-through rate for such Class without giving effect to the Net Mortgage Interest Rate) (together, the "Carryover Shortfall Amount"). The Carryover Shortfall Amount will be paid only to the extent of interest otherwise distributable to the Class X Certificates (after the reduction due to Net Deferred Interest allocable to the Class X Certificates) and additionally, from amounts available from the related Cap Contract, on such Distribution Date or future Distribution Dates.

Class A Cap Contract:
  The Class A Certificates will have the benefit of an interest rate cap contract (the "Cap Contract"). With respect to each Distribution Date beginning with the November 2005 Distribution Date to and including the February 2016 Distribution Date, the amount payable by the cap counterparty will equal the product of (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined under the Cap Contract) and (B) 10.10% over (y) the Strike Rate (as determined under the Cap Contract) for such Distribution Date (ii) the lesser of (x) the Class A Cap Contract Notional Balance (as determined under the Cap Contract) for such Distribution Date and (y) the Certificate Principal Balance of the Class A Certificates immediately prior to that Distribution Date, and (iii) (x) the actual number of days in the related interest accrual period divided by (y) 360.

Negative Amortization:
  Since the Mortgage Loans are subject to negative amortization, the Senior Certificates, the Mezzanine Certificates and the Subordinate Certificates are subject to increases in their principal balances. However, the amount of negative amortization that occurs in each interest accrual period with respect to each Mortgage Loan will be offset by unscheduled principal collections for such period. Any negative amortization that is not offset by unscheduled principal collections will be accreted pro rata to the Senior Certificates and the Subordinate Certificates based on the amount of interest due with regard to each such class without giving effect to the allocation of negative amortization.

Class X Certificates:
  Solely for purposes of determining distributions of principal and interest and the allocation of realized losses on the mortgage loans, the Class X Certificates will be comprised of two components: an interest-only component with the notional balance described above and a principal and interest component (the "Class X Component") with a principal balance (initially, zero) that will increase depending on the amount of deferred interest allocated to the Class X Certificates.

Transaction Overview (Cont.)

Shifting Interest:
  The Senior Certificates will be entitled to receive 100% of the prepayments on the Mortgage Loans on any Distribution Date during the first ten years beginning on the first Distribution Date. Thereafter, the Senior Prepayment Percentage can be reduced to the related Senior Percentage plus 70%, 60%, 40%, 20% and 0% of the related Subordinate Percentage over the next five years provided that (i) the principal balance of the Mortgage Loans 60 days or more delinquent, averaged over the preceding 6 month period, as a percentage of the aggregate Certificate Principal Balance of the Mezzanine Certificates and Subordinate Certificates does not exceed 50% and (ii) cumulative Realized Losses do not exceed 30%, 35%, 40%, 45% or 50% for each test date.

Allocation of Losses:

Realized Losses on the Mortgage Loans will be allocated first, to the Class B-3 Certificates until reduced to zero, second, to the Class B-2 Certificates until reduced to zero, third, to the
Class B-1 Certificates until reduced to zero, fourth, to the Class M-3 Certificates until reduced to zero, fifth, to the Class M-2 Certificates until reduced to zero and sixth, to the Class M-1 Certificates until reduced to zero. Thereafter, Realized Losses on the Mortgage Loans will be allocated pro rata to the Senior Certificates; provided, however, that Realized Losses otherwise allocable to the Class A-1 Certificates and Class A-2 Certificates will be allocated to the Class A-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero, and thereafter Realized Losses otherwise allocable to the Class A-1 Certificates will be allocated to the Class A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero.

  Excess Losses on the Mortgage Loans (bankruptcy, special hazard and fraud losses in excess of the amounts established by the rating agencies) will be allocated, pro rata, to the Certificates.

Excess Losses:
  Excess Losses include Special Hazard Losses incurred on Mortgage Loans in excess of the Special Hazard Amount, Fraud Losses incurred on Mortgage Loans in excess of the Fraud Losses Amount and Bankruptcy Losses incurred on Mortgage Loans in excess of the Bankruptcy. Amount.

DESCRIPTION OF THE COLLATERAL*

Product	No Prepay Penalty	1 Yr Prepay Penalty	3 Yr Prepay Penalty
Estimated Initial Pool Size	$80mm	$115mm	$305mm
Weighted Avg Start Rate	1.340%	1.120%	1.108%
Weighted Avg Current Rate	3.889%	5.024%	3.681%
Service Fee	0.425%	0.425%	0.425%
Weighted Avg Pass-thru Rate	3.464%	4.599%	3.256%
Gross Margin	3.168%	3.108%	3.080%
WA MTR	1.1	1.0	1.0
WA Teaser Period
1 month	96.0%	98.8%	96.7%
3 month	4.0%	1.2%	3.3%
WA Life Rate Cap
<=9.50	0.0%	0.0%	0.0%
>9.50 to <=9.95	99.2%	96.7%	99.7%
>9.95	0.8%	3.3%	0.2%
Index
MTA	100.0%	100.0%	100.0%
Libor	0.0%	0.0%	0.0%
COFI	0.0%	0.0%	0.0%
Neg Am Limit
110%	3.5%	0.0%	2.3%
115%	96.5%	100.0%	97.7%
125%	0.0%	0.0%	0.0%
Term
360 months	98.2%	80.8%	95.8%
480 months	1.8%	19.2%	4.2%

Weighted Average LTV	76.3%	74.6%	73.0%
CA Concentration	45.5%	86.9%	67.5%
Full/Alt Documentation	22.0%	14.7%	18.8%
Cash-Out Refinance	50.0%	58.5%	71.4%
Single Family Detached	86.0%	85.0%	88.5%
Investor Property	12.5%	17.5%	8.5%
Second Home/Vacation	3.0%	3.0%	2.5%
Weighted Average FICO	705.0	715.0	702.0
Average Loan Balance	$443,000	$413,500	$319,900

* As stipulated by Residential Funding and are approximate.